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                                                                     EXHIBIT 4.2

ARCO [LOGO OF ARCO]

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1997 RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS



EFFECTIVE JANUARY 1, 1997
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                          ATLANTIC RICHFIELD COMPANY
               1997 RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

To record the adoption of the Atlantic Richfield Company 1997 Restricted Stock Plan for Outside Directors, effective January 1, 1997, the undersigned, being duly authorized to act on behalf of Atlantic Richfield Company has executed this plan document at Los Angeles, California on the 11th day of June, 1997.
                                                ----        ----


ATTEST:                                        ATLANTIC RICHFIELD COMPANY



BY: /s/ Armineh Simonian                       BY: /s/ John H. Kelly
   ---------------------                           -----------------------
    Armineh Simonian                                John H. Kelly
                                                    Senior Vice President
                                                    Human Resources

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                          ATLANTIC RICHFIELD COMPANY
               1997 RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

                              TABLE OF CONTENTS
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                                                                Page No.
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Section 1.    Purpose of the Plan.................................. 1

Section 2.    Definitions.......................................... 1

Section 3.    Administration of the Plan........................... 2

Section 4.    Grant of Restricted Stock............................ 2

Section 5.    Terms and Conditions of Restricted Stock............. 3

Section 6.    Common Stock Subject to Plan......................... 4

Section 7.    Adjustments.......................................... 4

Section 8.    General Provisions................................... 4

Section 9.    Amendment, Suspension or Termination of the Plan..... 5

Section 10.   Effective Date....................................... 5
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                          ATLANTIC RICHFIELD COMPANY
               1997 RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

     The Restricted Stock Plan for Outside Directors of Atlantic Richfield Company, a Delaware corporation, is set forth as follows:

I.   PURPOSES OF THE PLAN

     The purposes of this Plan are to provide nonemployee members of the Board of Directors with a specific incentive to work for the long-range growth and success of ARCO, to enable such members to acquire stock ownership and further alignment with the goal of increasing the value of such stock, and to facilitate the attraction and retention of directors of superior capability.


II.  DEFINITIONS

     As used herein, the following terms shall have the following meanings:

2.1       "ARCO" shall mean Atlantic Richfield Company.

2.2       "Board" means the Board of Directors of ARCO.

2.3 "Administrative Committee" shall mean the Outside Director Restricted Stock Plan Committee which is comprised of a Committee consisting of employees of the Company who are members of the Board and are appointed by the Chairman of the Board with the concurrence of the Corporate Governance Committee. The Committee is authorized to administer the Plan.

2.4 "Change of Control" shall mean Change of Control as defined in the Atlantic Richfield Trust Agreement For Outside Directors Benefit Plans between Atlantic Richfield Company and the State Street Bank and Trust Company, effective as of July 1, 1994.

2.5 "Common Stock" shall mean the common stock of ARCO having a par value of $2.50 per share.

2.6 "Fair Market Value" of a share of Common Stock shall be the mean between the highest and lowest sales prices, or the closing sales price of a share of Common Stock, whichever is higher, on the date in question as reported on the composite tape for issues listed on the New York Stock Exchange.

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2.7       "Normal Retirement Age" means the normal retirement age for Outside
Directors established by the Board of Directors.

2.8 "Outside Director" means a member of the Board of Directors of ARCO that is not an employee of ARCO.

2.9 "Plan" shall mean this Restricted Stock Plan for Outside Directors, including any amendments hereof and rules and regulations hereunder.

2.10 "Restricted Stock" shall mean Common Stock awarded under this Plan, which is subject to certain forfeiture and transferability restrictions as provided in the Plan, in regulations of the Administrative Committee promulgated thereunder, and in the agreement evidencing the grant of such Restricted Stock.


III. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Administrative Committee, which is authorized to determine the maximum number of shares of Common Stock that may be issued under the Plan and the source of such shares, to adopt rules regarding the time and form of distributions and elections related thereto and to delegate any responsibility to one or more employees of the Company. The Administrative Committee shall act upon all matters relating to the interpretation and construction of the Plan. Any interpretation, construction or any other action made or taken pursuant to the provisions of the Plan by the Administrative Committee shall be final, binding and conclusive for all purposes and upon all persons including the Company, its Outside Directors and their respective successors in interest.


IV.  GRANT OF RESTRICTED STOCK

     A. Effective January 1, 1997, there shall be a grant of shares of Restricted Stock representing the converted value of the accrued benefit of each Outside Director who was an active participant in the Atlantic Richfield Company Retirement Plan for Outside Directors as of December 31, 1996, and who elected such conversion effective January 1, 1997.

     B. Effective March 31, 1997, there shall be a grant of shares of Restricted Stock representing the converted value of the account balance of each Outside Director who was an active Participant in the Atlantic Richfield Company Deferral Plan For Outside Directors as of March 31, 1997 and who elected such conversion effective March 31, 1997.

                                       2
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     C.   After January 1, 1997, there shall be an additional annual grant of shares of Restricted Stock representing the percentage of applicable director and Committee Chairman retainer fees elected by the Outside Director in advance of each calendar year pursuant to procedures adopted by the Administrative Committee.

     D. Dividends earned on any grant of Restricted Stock under Subparagraphs A, B and C shall be reinvested in additional shares of Restricted Stock on the date such dividends are earned and such additional shares of Restricted Stock shall be subject to the terms and conditions generally applicable to Restricted Stock under the Plan.


V.   TERMS AND CONDITIONS OF RESTRICTED STOCK

     All Restricted Stock granted or issued under the Plan shall be subject to the following terms and conditions:

     A. The Administrative Committee shall grant Restricted Stock under the Plan to Outside Directors and the Administrative Committee shall in each case determine the number of shares of Restricted Stock to be awarded, consistent with the provisions of Article IV of the Plan.

     B. Each share of Restricted Stock shall become nonforfeitable upon the earlier of (i) retirement at Normal Retirement Age, (ii) Change of Control,
(iii) death, (iv) disability, or (v) termination prior to Normal Retirement Age with the consent of a majority of the remaining members of the Board, provided that failure to be nominated for re-election or to be re-elected after standing for re-election shall constitute termination with such consent. If the Outside Director terminates membership on the Board prior to Normal Retirement Age for any reason other than Change of Control, death, disability or termination with the consent of the majority of the remaining members of the Board, the shares of Restricted Stock in the Outside Director's account shall be forfeited.

     C. For the period during which shares of Restricted Stock are subject to forfeiture under Subparagraph B hereof or are being held for later distribution pursuant to a deferral election under Subparagraph D hereof, such shares shall be nontransferable and nonassignable and may not be pledged or otherwise encumbered by the Outside Director.

     D. Each Outside Director shall be permitted to elect a distribution subsequent to Normal Retirement Age subject to any time, form and other procedures regarding such election as are prescribed by the Administrative Committee, in which case the Restricted Stock shall continue to be nontransferable and nonassignable prior to the end of the deferral period.

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     E.   Dividends accruing on shares of Restricted Stock shall be reinvested in shares of Restricted Stock and be subject to the terms and conditions of the Plan.


VI.  COMMON STOCK SUBJECT TO PLAN

     The maximum number of shares of Common Stock that may be issued under the Plan shall not in the aggregate exceed 75,000 shares of Common Stock, subject to the adjustments under Paragraph VII. Common Stock issued under the Plan shall be Common Stock which is treasury stock. Shares of Common Stock subject to forfeited Restricted Stock may again become available for the grant of Restricted Stock under this Plan.


VII. ADJUSTMENTS

     If the class of shares then subject to the Plan is changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar events, an adjustment shall be made in the number and/or type of shares or securities for which Restricted Stock has been or may thereafter be granted under this Plan.


VIII. GENERAL PROVISIONS

      A. Each member of the Administrative Committee may rely upon information reported to him or her by officers or employees of ARCO with delegated responsibilities and shall not be liable for any act of commission or omission of others or, except in circumstances involving his or her own bad faith, for any act taken or omitted by himself or herself.

      B. The grant of shares of Restricted Stock under the Plan shall not constitute an assurance of service on the Board such service being subject to election by the stockholders.

      C. The Plan and the grant of Restricted Stock hereunder shall be subject to all applicable rules and regulations of governmental and other authorities.


      D. Shares of Common Stock received with respect to an award of Restricted Stock pursuant to a stock split, stock dividend or other change in the capitalization of the Company will be held subject to the same restrictions on transferability that are applicable to such shares of Restricted Stock.
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IX.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     The Board of Directors of ARCO may suspend, terminate or amend the Plan.
No amendment, suspension or termination of the Plan shall deprive Outside Directors to any Restricted Stock granted under the Plan on or before such date.


X.   EFFECTIVE DATE

     The effective date of the Plan is January 1, 1997.

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